Exhibit 99.1

PRESS RELEASE	Dataram Contact: Mark Maddocks Vice President-Finance, CFO 609-799-0071 info@dataram.com

DATARAM to Raise $3.3 Million in Registered Direct Offering

PRINCETON, N.J. May 12, 2010 — Dataram Corporation (NASDAQ: DRAM) announced today that it has entered into a definitive agreement to sell $3.3 million of its common stock and warrants to institutional investors in a registered direct offering.

Under the terms of the purchase agreement, Dataram will sell 1,775,000 shares of its common stock at $1.88 per share, and warrants to purchase up to an aggregate of 1,331,250 shares of common stock at an exercise price of $2.26 per share. The warrants will be exercisable beginning six months from closing date of the offering and will expire five years from the date they first become exercisable. Dataram will receive approximately $3.0 million in net proceeds from the offering. The offering is expected to close on or about May 17, 2011, subject to customary closing conditions.

Aegis Capital Corp. acted as the exclusive placement agent for the offering.

Net proceeds from the offering will be used to meet working capital needs and for general corporate purposes.

The securities described above are being offered pursuant to an effective registration statement, and may be made only by means of a prospectus and prospectus supplement. A copy of the prospectus supplement relating to the common stock and warrants can be obtained from Aegis Capital Corporation, 810 Seventh Avenue, 11th Floor, New York, NY 10020, or by calling 212-813-1010 . An electronic copy of the prospectus supplement will also be available on the website of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov. This press release is neither an offer to sell, nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About DATARAM Corporation

Dataram Corporation is a recognized worldwide leader in the manufacture of high quality computer memory, storage and software products. Our focus is to deliver value to our customers through solutions that optimize data center and application performance, while at the same time delivering significant cost savings without introducing risk. Dataram products and solutions are deployed in 70 of the Fortune 100 companies and governmental agencies including the Department of Defense who use our products for the most demanding mission critical applications.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov. In addition, such “Risk Factors” may be updated from time to time by our filings under the Securities Exchange Act of 1934. Forward-looking statements convey our current expectations or forecasts of future events. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. With respect to the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

          These forward-looking statements speak only as of the date each such statement is made. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise, and we do not intend to provide such updates.